LORD ABBETT MID CAP STOCK FUND, INC.

ARTICLES SUPPLEMENTARY

LORD ABBETT MID CAP STOCK FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with § 2-105(c) of the Maryland General Corporation Law, the total number of shares of capital stock (the “Capital Stock”) that the Corporation shall have the authority to issue is hereby increased to 4,725,000,000 shares, of the par value $.001 each, having an aggregate par value of $4,725,000.

SECOND: 1,575,000,000 of the additional shares of Capital Stock authorized in Article FIRST are hereby classified and designated as shares as follows:

Class A	81,250,000 shares
Class F	272,500,000 shares
Class F3	272,500,000 shares
Class I	222,500,000 shares
Class R3	181,562,500 shares
Class R4	181,562,500 shares
Class R5	181,562,500 shares
Class R6	181,562,500 shares

THIRD: Under a power contained in Article V of the charter of the Corporation (the “Articles”), the Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted, reclassified the shares of each of the following classes of Capital Stock as set forth below:

(a) 200,000,000 authorized but unissued Class B shares and 200,000,000 authorized but unissued Class T shares are hereby reclassified as Class A shares.

FOURTH: Prior to the increase in the authorized shares described in Article FIRST above and the reclassification of the Capital Stock as described in Articles SECOND and THIRD above, the total number of shares of Capital Stock that the Corporation had authority to issue was 3,150,000,000 shares, of the par value $.001 each, having an aggregate par value of $3,150,000. The authorized shares of the Corporation were classified and designated as follows:

Class A	700,000,000 shares
Class B	200,000,000 shares
Class C	200,000,000 shares
Class F	200,000,000 shares
Class F3	200,000,000 shares
Class I	250,000,000 shares
Class P	200,000,000 shares
Class R2	200,000,000 shares
Class R3	200,000,000 shares
Class R4	200,000,000 shares
Class R5	200,000,000 shares
Class R6	200,000,000 shares
Class T	200,000,000 shares

FIFTH: Following the increase in the authorized shares described in Article FIRST above and the reclassification of the Capital Stock as described in Articles SECOND and THIRD above, the total number of shares of Capital Stock that the Corporation has authority to issue is 4,725,000,000 shares, of the par value $.001 each, having an aggregate par value of $4,725,000. The authorized shares of the Corporation are classified and designated as follows:

Class A	1,181,250,000 shares
Class C	200,000,000 shares
Class F	472,500,000 shares
Class F3	472,500,000 shares
Class I	472,500,000 shares
Class P	200,000,000 shares
Class R2	200,000,000 shares
Class R3	381,562,500 shares
Class R4	381,562,500 shares
Class R5	381,562,500 shares
Class R6	381,562,500 shares

SIXTH: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified herein shall be invested in the same portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of a class of Capital Stock as set forth in the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

SEVENTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended. The shares of Capital Stock hereby reclassified as specified above have been duly classified by the Board of Directors under the authority contained in the Articles.

EIGHTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Assistant Secretary and attested by its Assistant Secretary on May 20, 2019.

LORD ABBETT MID CAP STOCK FUND, INC.

By:	/s/ Pamela P. Chen
Pamela P. Chen
Vice President and Assistant Secretary

ATTEST:

/s/ Denise A. Wilson
Denise A. Wilson
Assistant Secretary
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